President and Chief Executive Officer
Internet Food Company, Inc.
631-A Cass Street, Suite 181
Monterey, California 93940

Re: Form 10-SB of Internet Food Company,  Inc. filed with the  Securities and
    Exchange Commission to be filed on or about June 30, 1999 ("Form 10-SB")


Gentlemen:

     The undersigned hereby consents to the use of its name in the Form 10-SB under the Heading "legal matters".


                                                /s/ Robert Blair Krueger II
                                                The Krueger Group, LLP